Item 77C Matters submitted to a vote of security holders
[Life Series Funds]

Supplemental Information (Unaudited)

Matters submitted to a vote of security holders

A special meeting of the shareholders of each series of the Registrant was held on November 19, 2010. Upon completion of the acquisition of First Investors Consolidated Corporation by The Independent Order of Foresters, the Registrant's advisory agreement, on behalf of each of its series, automatically terminated. The special meeting was held to (1) approve a new investment advisory agreement between First Investors Management Company, Inc. and each series; and (2) elect six Trustees to the Board of Trustees of the Registrant. The voting results on these proposals are reported below. ("Non-Votes" are broker non-votes held in "street name" for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes, if any, are counted as shares present at the special meeting for quorum purposes but are not voted for or against any proposal. Accordingly, abstentions and broker non-votes, if any, had the effect of a negative vote on the proposal to approve a new investment advisory agreement.) Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action regarding procedural matters.

Proposal to approve a new advisory agreement:
                                  # of Votes  Cash Management  Fund       # of Votes

Blue Chip Fund
For                                 5,676,300 For                            7,682,732
Against                                82,673 Against                          362,359
Abstain                               266,133 Abstain                          538,204
Non-Votes                                   0 Non-Votes                              0

Discovery Fund                                Government Fund
For                                 4,592,112 For                            2,504,642
Against                                65,780 Against                           51,948
Abstain                               245,497 Abstain                           88,875
Non-Votes                                   0 Non-Votes                              0

Growth & Income Fund                          High Yield Fund
For                                 6,943,720 For                           10,271,267
Against                               102,112 Against                           79,039
Abstain                               330,880 Abstain                          585,338
Non-Votes                                   0 Non-Votes                              0

International Fund                            Investment Grade Fund
For                                 6,224,784 For                            3,615,670
Against                               104,614 Against                           51,373
Abstain                               272,020 Abstain                          241,637
Non-Votes                                   0 Non-Votes                              0

                                  # of Votes                                # of Votes
Select Growth Fund                            Target Maturity 2010 Fund
For                                 1,544,325 For                              711,896
Against                                28,553 Against                            7,040
Abstain                               111,208 Abstain                           38,289
Non-Votes                                   0 Non-Votes                              0

                                              Target Maturity 2015
Value Fund                                    Fund
For                                 4,452,687 For                            1,530,039
Against                                54,554 Against                           89,744
Abstain                               247,677 Abstain                           59,024
Non-Votes                                   0 Non-Votes                              0

Proposal to elect six Trustees to the Board of Trustees of the Registrant:

Nominee                          Votes For    Votes Withheld
Charles R. Barton, III             56,846,084                     3,008,661
Stefan L. Geiringer                56,832,013                     3,022,731
Robert M. Grohol                   56,840,328                     3,014,417
Arthur M. Scutro, Jr.              56,850,444                     3,004,300
Mark R. Ward                       56,852,134                     3,002,611
Christopher H. Pinkerton           56,820,056                     3,034,689
